SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest report) October 23, 1998

                        Commission File Number 2-70345-NY

                                  TimeOne, Inc.
             (Exact name of registrant as specified in its charter)
         Former name of registrant BUFFS-N-PUFFS, INC. FKA PUBCOA, INC.

                  Nevada                                      87-0365906
(State or other jurisdiction of                        (IRS Employer ID Number)
incorporation of organization)

         631 North Stephanie Street., #378
         Henderson, Nevada                                       89014
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (702) 456-8070



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ITEM 1.           CHANGES AND CONTROL OF REGISTRANT

N/A

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On October 20, 1998, the Company sold all of its car wash assets to CWP West Corp., a Delaware corporation ("the Buyer"), for $3,160,000 cash, subject to certain adjustments. The purchase price was arrived at after several months of arms length negotiations between the Company and the Buyer's parent, Cash Wash Partners, Inc. of Bedford, Massachusetts. No affiliation exists between Buyer or its parent and the Company, its officer and directors, or the controlling shareholder of the Company. The assets conveyed included the Company's real property and buildings located at 6500 South State Street, Salt Lake City, Utah; all car wash equipment, inventory, supplies, office equipment, and furniture at that location; all trademarks, trade names, services marks, or other intellectual property used in connection with the car wash business; the Company's interest in Buffs-N-Puffs/Lubeco LC, the operator of a Q- Lube business located on the aforementioned property; goodwill; customer and vendor lists; and other miscellaneous assets. The Company was responsible for paying all accounts payable, payroll and payroll taxes, sales taxes, and other expenses until October 20th, as well as delivering good, non-encumbered title to the real property and other assets.

After payment of the encumbrances underlying the real property, buildings, equipment, and other assets conveyed and the closing costs involved, the Company netted approximately $1,404,000 cash. This sale included all of the operating assets of the Company. After the sale, the Company's assets consist of cash, marketable securities, miscellaneous receivables, prepaid expenses and deposits, and a 1/2 interest in land in Montana. Its liabilities consist of outstanding accounts payable, sales taxes payable, and payroll taxes payable. It is unknown at this time as to the tax consequences of the sale, the terms of which are being reviewed by the Company's tax advisors.

After this sale, the Company has no operations and is presently evaluating other business areas to pursue, either through acquisition of an existing business or entry into another business area. Until such a decision is made, the Company intends to maintain its assets in liquid form such as cash, money market instruments, or marketable securities.

ITEM 3.           BANKRUPTCY RECEIVERSHIP

N/A

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANT

N/A

ITEM 5.           OTHER EVENTS

The Company has moved its corporate offices from 6500 South State Street, Murray, Utah to 631 North Stephanie Street, #378, Henderson, Nevada 89014 and has changed its corporate telephone number to (702) 456-8070.



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ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS

Subsequent to the aforementioned sale, all of the officers and directors of the Company resigned, and a new Board of Directors and Officers were appointed. The Board of Directors presently consists of Daniel F. Pentelute, Roy Molina, and Yolanda Oyler. The officers are as follows:

         Daniel F. Pentelute - President and CEO
         Roy Molina - Vice President, Treasurer, and CFO
         Yolanda Oyler - Secretary

None of the officers and directors, who resigned, did such for any negative reasons nor did any file any resignation letter with the Company indicating any disagreements with the actions of the Company. Each of the officers and directors of the Company, with the exception of W. Sterling Mason, Jr., have been in the past, and plan to continue in the future, in the car wash industry. However, each indicated that, since the Company was no longer going to be in the car wash business, there was nothing that they could contribute to the future of the Company and that the Company needed new Directors and Officers. Mr. Mason, because of certain time constraints, indicated that he did not feel that he could devote the time to continue as a director, but will continue to provide legal advice to the Company.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND
                  EXHIBITS

NONE

ITEM 8.           CHANGE IN FISCAL YEAR

NONE

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

NONE

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of October, 1998.

                                       TimeOne, Inc.


                                       By:
                                           Yolanda Oyler, Secretary and Director